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                                                  TRADED:  NYSE
FOR FURTHER INFORMATION:                          SYMBOL:  STO


Arnold F. Brookstone                    Ira N. Stone
Executive Vice President -              Senior Vice President -
Chief Financial &                       Chief Marketing, Communications
Planning Officer                        & Public Affairs Officer
(312) 580-4637                          (313) 580-4608


FOR IMMEDIATE RELEASE


          STONE CONTAINER REPORTS LOSS FOR FOURTH QUARTER AND YEAR 1993


     CHICAGO, Feb. 3, 1994 -- Stone Container Corporation reported a loss before the cumulative effect of an accounting change of $319.2 million, or $4.59 per Common share, for the year 1993, and a net loss of $85.8 million, or $1.23 per Common share, for the fourth quarter. For 1992, the loss, also before the cumulative effect of accounting changes, was $169.9 million, or $2.49 per Common share, for the year and $76.7 million, or $1.10 per Common share, for the final quarter.

     SFAS 106, relating to post-retirement benefits other than pensions, was adopted effective January 1, 1993, and resulted in a non-cash charge of $39.5 million net of income taxes, or $0.56 per Common share, in 1993.

     SFAS 109, relating to income taxes, was adopted effective January 1, 1992, and resulted in a non-cash charge of $99.5 million, or $1.40 per Common share, in 1992.

                                    --more--


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STONE--Add 1

     Sales for the year 1993 were $5.06 billion, compared to 1992 sales of $5.52 billion. For the fourth quarter, sales were $1.24 billion in 1993 and $1.33 billion in 1992.

     In the fourth quarter, the gain on the sale of the Company's interest in a Mexican packaging company was significantly offset by the net effect of writedowns of the carrying values of certain Company assets, as well as certain adjustments to accruals.

     Commenting on industry business conditions, Roger W. Stone, Chairman, President and Chief Executive Officer, noted that industry shipments of corrugated containers reached record levels in 1993, rising 5.4 percent over 1992 shipments.

     "In an improving climate, we successfully implemented a first-stage partial price recovery for containerboard in late 1993, and have also announced to our customers an additional price increase that is scheduled to become effective during the first quarter of 1994," Stone said. "Box price increases have been announced to accompany the containerboard price increases."

     The Company also advised its customers that a newsprint price increase is scheduled to become effective as early as March first.

     Market pulp prices have also shown recent improvement. The Company has implemented a price increase as of January 1, 1994, and has announced another increase for March first. Most major producers have also announced similar increases.

                                    --more--


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STONE--Add 2

     During the fourth quarter, the Company's Canadian newsprint and groundwood papers subsidiary, Stone-Consolidated Corporation, completed the sale of 25.4 percent of its Common stock through an initial public offering.

     In December, the Company extended the maturity of its revolving credit facilities from 1994 to 1997.

     By year-end 1993, the Company had finalized asset sales that yielded gross proceeds of approximately $125 million.

     The Company is in the final stages of concurrent offerings currently estimated to be $500 million of senior unsecured notes and $250 million of equity. Net proceeds will be used to: prepay bank indebtedness of approximately $370 million due in 1995 and $30 million due in 1996; to call and redeem the outstanding amount of approximately $98 million on the 13 5/8 percent subordinated notes due June 1, 1995; and to provide additional liquidity estimated to be $200 million.

                                    --more--


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STONE--Add 3


     Stone Container Corporation is a multinational pulp, paper and paper packaging company. Its product line includes containerboard, corrugated containers, kraft paper, paper bags and sacks, market pulp, wood products and, through Stone-Consolidated Corporation, newsprint and groundwood papers.

     Headquartered in Chicago, the Company has manufacturing facilities and sales offices in North America, Central America, Europe, the United Kingdom and the Far East.



(SEE TABULAR ATTACHED)



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                                      STONE CONTAINER CORPORATION (NYSE)
                                                    SUMMARY

                                                                     For the three months ended     For the year ended
                                                                          December 31,                  December 31,
                                                                     ------------------------      ------------------------
(dollars in millions except per share amounts)                         1993           1992   (a)     1993           1992   (a)
- ----------------------------------------------                       ---------      ---------      ---------      ---------
Net sales. . . . . . . . . . . . . . . . . . . . . . .               $1,243.1       $1,330.7       $5,059.6       $5,520.7
                                                                     ---------      ---------      ---------      ---------
Income (loss) from operations. . . . . . . . . . . . .                   (7.5)          10.1 (h)      (39.3)         156.2 (h)
                                                                     ---------      ---------      ---------      ---------
Loss before income taxes and cumulative
  effects of accounting changes. . . . . . . . . . . .                 (120.1)         (93.4)        (466.9)        (229.3)
Credit for income taxes. . . . . . . . . . . . . . . .                  (34.3)         (16.7)        (147.7)         (56.4)
                                                                     ---------      ---------      ---------      ---------
Loss before cumulative effects of accounting
  changes. . . . . . . . . . . . . . . . . . . . . . .                  (85.8)         (76.7)        (319.2)        (169.9)
Cumulative effect of change in accounting for
  postretirement benefits (net of income taxes). . . .                     --             --          (39.5)            --
Cumulative effect of change in accounting
  for income taxes . . . . . . . . . . . . . . . . . .                     --             --             --          (99.5)
                                                                     ---------      ---------      ---------      ---------
Net loss . . . . . . . . . . . . . . . . . . . . . . .               $  (85.8)      $  (76.7)      $ (358.7)      $ (269.4)
                                                                     ---------      ---------      ---------      ---------
                                                                     ---------      ---------      ---------      ---------
Net loss applicable to common shares . . . . . . . . .               $  (87.8)      $  (78.7)      $ (366.8)      $ (276.3)
                                                                     ---------      ---------      ---------      ---------
                                                                     ---------      ---------      ---------      ---------

Per share of common stock:
- --------------------------
Loss before cumulative effects of accounting
  changes. . . . . . . . . . . . . . . . . . . . . . .               $  (1.23)      $  (1.10)      $  (4.59)      $  (2.49)
Cumulative effect of change in accounting
  for postretirement benefits (net of
  income taxes). . . . . . . . . . . . . . . . . . . .                     --             --           (.56)            --
Cumulative effect of change in accounting for
  income taxes . . . . . . . . . . . . . . . . . . . .                     --             --             --          (1.40)
                                                                     ---------      ---------      ---------      ---------
Net loss . . . . . . . . . . . . . . . . . . . . . . .               $  (1.23)      $  (1.10)      $  (5.15)      $  (3.89)
                                                                     ---------      ---------      ---------      ---------
                                                                     ---------      ---------      ---------      ---------
Cash dividends . . . . . . . . . . . . . . . . . . . .               $     --       $     --       $     --       $    .35
                                                                     ---------      ---------      ---------      ---------
                                                                     ---------      ---------      ---------      ---------
Average common shares outstanding
  (in millions). . . . . . . . . . . . . . . . . . . .                   71.2           71.0           71.2           71.0
                                                                     ---------      ---------      ---------      ---------
                                                                     ---------      ---------      ---------      ---------

Mill tonnage produced (in thousands of short tons):
- ---------------------------------------------------
Containerboard and kraft paper (b)(e). . . . . . . . .                  1,306          1,235          4,888          4,988
Newsprint. . . . . . . . . . . . . . . . . . . . . . .                    326            317          1,312          1,243
Market pulp (b)(c) . . . . . . . . . . . . . . . . . .                    215            226            733            824
Groundwood paper . . . . . . . . . . . . . . . . . . .                    110            115            461            381
Other (e). . . . . . . . . . . . . . . . . . . . . . .                     20             19             81             81
                                                                     ---------      ---------      ---------      ---------
Total mill tonnage produced. . . . . . . . . . . . . .                  1,977          1,912          7,475          7,517
                                                                     ---------      ---------      ---------      ---------
                                                                     ---------      ---------      ---------      ---------
Containerboard and kraft paper converted
  (in thousands of short tons)(d)(e)(f)(g) . . . . . .                  1,063          1,047          4,354          4,373
                                                                     ---------      ---------      ---------      ---------
Corrugated shipments (in billions of square
  feet)(d)(e)(f)(g). . . . . . . . . . . . . . . . . .                   12.7           12.4           52.5           51.7
                                                                     ---------      ---------      ---------      ---------
Paper bag and sack shipments (in thousand
  of short tons) . . . . . . . . . . . . . . . . . . .                    154            167            613            689
                                                                     ---------      ---------      ---------      ---------

Notes:    (a)  Restated to reflect adoption of Statement of Financial Accounting
               Standards No. 109, "Accounting for Income Taxes" retroactive to
               January 1, 1992.
          (b)  Includes 100 percent of the Stone Savannah River and/or Seminole
               Kraft mills.
          (c)  Includes 25 percent of the Calgar mill.
          (d)  Includes 50 percent of MacMillan Bathurat.
          (e)  Includes 49 percent of Titan.
          (f)  Includes 100 percent of Cartonmills.
          (g)  Includes 49 percent of Societe Emballages Des Cavennes through March
               31, 1992, and 100 percent effective April 1, 1992.
          (h)  Adjusted to conform with current financial statement
               presentation
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